Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		15-Apr-03
Determined as of:		9-Apr-03
For Monthly Period Ending:		31-Mar-03
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		29

Ending Pool Balance
Principal		2,673,593,857.14
Finance Charge		77,585,671.35

Total		2,751,179,528.49

Seller’s Interest Test
Ending Portfolio Principal Balance		2,673,593,857.14
Trust EFA		0.00

Receivables + EFA		2,673,593,857.14

Trust Invested Amount		593,261,627.99
Trust PFA		0.00

Trust Adjusted Invested Amount		593,261,627.99

Seller’s Participation Amount (with EFA)		2,080,332,229.15
Seller’s Participation Amount (w/o EFA)		2,080,332,229.15
Seller’s Interest Percentage		77.81%

Required Seller’s Interest Percentage		5.00%
Required Seller’s Interest		133,679,692.86

Required Principal Balance Test
Ending Portfolio Principal Balance		2,673,593,857.14
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		223,593,857.14

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		23,003,817.87
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30–59 days	1.78%	49,033,421.96
60–89 days	1.25%	34,348,361.50
90 days +	2.53%	69,638,866.46
Total 30 days +	5.56%	153,020,649.92

Miscellaneous
Gross Credit Losses	8.01%	18,039,770.40
Net Credit Losses	7.29%	16,416,153.77
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		30,501,745.32
Fees Billed		4,370,738.41
Interchange		6,262,595.00
Interest Earned on Collection Account		64,610.55